As filed with the Securities and Exchange Commission on November   ,1997
                              Registration No. 33-

                     U.S. Securities and Exchange Commission
                                Washington, D.C.
                                 --------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                OMNI DOORS, INC.
      (Exact name of small business registrant as specified in its charter)

         Florida                         3442                      59-2549529
(State or jurisdiction of        (Primary Standard Industrial   (I.R.S. Employer
in corporation or organization)  Classification Code Number) Identification No.)


      16910 Dallas Parkway, Suite 100, Dallas, Texas 75248, (972) 248-1922.
          (Address and telephone number of principal executive offices)

     Kevin B. Halter, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248,
   (972) 248-1922 ( Name, address and telephone number of agent for service)

                                   Copies to:
                             Richard Braucher, Esq.
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248
                                 (972) 248-1922

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


Title of each class of           Amount to be        Proposed maximum offering   Proposed maximum              Registration Fee
securities to be registered      registered          price per share (1)         aggregate offering price (1)

COMMON STOCK                     568,900 shares      $0.10                       $56,890                       $177.80



Note: (1)  Estimated solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PRELIMINARY PROSPECTUS
                             (subject to completion)

                            OMNI DOORS, INCORPORATED

                  568,900 SHARES OF COMMON STOCK (NO PAR VALUE)

This Prospectus is being furnished by Millennia, Inc. a Delaware corporation whose stock is traded on the American Stock Exchange, (the "Parent") in connection with the distribution as a stock dividend (the "Distribution") of 568,900 shares of the common stock of Omni Doors, Incorporated (the "Company") to the Parent's shareholders who are shareholders of record on ---------, 1997 (the "Record Date"). Based on the fact that there are currently 2,275,635 shares of common stock of the Parent issued and outstanding, each shareholder of the Parent will receive one share of the Common Stock for every four shares of Millennia Inc. owned on the Record Date. The Distribution will result in approximately 5% of the issued and outstanding Common Stock of the Company being distributed to holders of the Parent's common stock on a prorata basis. Neither the Company nor Millennia, Inc.will receive any proceeds from the Distribution.

There is no current public market for the Common Stock. The Company expects that the Common Stock will be traded on the over-the-counter market maintained by members of the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") upon effectiveness of this Registration Statement.

                           ---------------------------

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

                         -------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UP THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          Price to Public (1)       Proceeds to the Company(2).

Per Share .............      $ 0.10                         None
Total .................      $56,890                        None

(1) Estimated in accordance with Rule 457.
(2) All expenses associated with this offering will be paid by the Company.



                     The date of this Prospectus is November     ,1997.

CAUTION  REGARDING  FORWARD-LOOKING  INFORMATION

This prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate," "believe," "estimate," "expect, " and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.


                               PROSPECTUS SUMMARY

The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus, which should be read in its entirety.

Distributing Company

                    Millennia, Inc. (the "Parent"), a Delaware corporation whose stock is traded on the American Stock Exchange

Distributed Company

                    Omni Doors, Inc. (the "Company"), a Florida corporation which is a wholly-owned subsidiary of the Parent. The
                    Company is a distributor of commercial industrial metal doors and frames. The Company offers its products and services to building contractors constructing projects such as hotels and motels, self storage facilities and other construction projects requiring industrial doors.

Shares to be Distributed

                    568,900 shares of the Company's Common Stock. No fractional shares will be distributed. The shares to be distributed constitute approximately 5% of the issued and outstanding shares of Common Stock of the Company.

Distribution  Ratio

                    Each shareholder of the Parent will receive one share of the Common Stock of the Company for every four shares of the Parent's common stock held on the Record Date.

Fractional Share Interests

                    No fraction of a share of Common Stock will be issued as a result of the Distribution. All fractional shares which would otherwise be issuable as a result of the Distribution will be rounded up to the nearest whole share and the shareholder will be issued one full share in lieu thereof. See "The Distribution -- Manner of Effecting the Distribution."

Trading  Market

                    OTC Bulletin Board


Distribution  Agent

                    Securities Transfer Corporation

Record Date         ------------, 1997


Mailing Date

                    The   Distribution   Agent  will  mail  share   certificates
                    commencing about ten days after the effective date of this Registration Statement

Tax   Consequences

                    See "The Distribution -- Federal Income Tax Consequences of the Distribution."

Risk  Factors

                    See "Risk Factors"

THE COMPANY

Omni Doors, Inc., a Florida corporation (the "Company"), is still a small business although it started operating in 1985. The Company's business is to assemble and distribute industrial doors and frames in the South Florida region. It offers its products and services primarily to commercial builders and contractors in that area. The Company's principal sales office and warehouse facility is located in Pembroke Park, Florida and its administrative office is located at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 and its telephone number is (972) 248-1922.



RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK.


LACK OF PROFITABILITY

Although the Company has been in business since 1985 it had a net loss from operations through June 30, 1997 of $46,990. The Company has positive working capital of $167,766 and shareholder's equity of $181,240 at the same date. From inception through June 30, 1996, the Parent had advanced $172,463 to the Company for working capital. In 1996 the Parent agreed to convert these advances payable to contributed capital; if it had not done so the Company's working capital would have been a negative number and shareholder's equity would have been nominal (less than $9000).

The Company's operations are still subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of a profitable operating history and the inability to obtain capital from non-related parties. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishment of a new business. There can be no assurance that future operations of the Company will be profitable . Future revenues and profits , if any, will depend upon numerous factors, many of which are beyond the control of the Company's management including general economic conditions and the cyclical nature of the construction industry.

ECONOMIC AND INDUSTRY CONDITIONS

Demand for the Company's services is likely to be affected by general economic conditions and, more specifically, by economic conditions in South Florida, where the bulk of the Company's current customers are located. The demand for its products and services is likely to remain dependent on the continuing growth and expansion of the construction industry in that area. This industry is influenced significantly by economic conditions, including the behavior and confidence of contractors and real estate investors, new construction starts, interest rates and the availability of credit. The Company anticipates that its sales and operating results may fluctuate significantly from time to time as a result of these factors.

HIGHLY COMPETITIVE INDUSTRY

The industry in which the Company operates is highly competitive and includes a large number of distributors of its product. Certain of the Company's competitors have greater sales volume and greater financial resources than the Company. Competition occurs in the areas of style, quality, functionality, service, design and price. Competition could adversely affect the Company's operating results by forcing it to reduce its sale prices, offer enhanced credit arrangements including longer payment terms, increase customer discounts or provide enhanced services not now offered. No assurance can be given that the Company will be able to compete successfully.

DEPENDENCE ON KEY PERSONNEL;  CONTROL BY PARENT

The Company's future success will depend in large part upon the continued services of its key personnel. Given the Company's operating history, the Company's future success will also be dependent upon its ability to attract and retain qualified personnel to develop and expand its operations. No assurance can be given that the Company will be able to retain its current personnel and that it will be able to obtain the services of the personnel necessary for the Company's growth and success.

The Company, after the distribution of the stock dividend contemplated herein, will be owned 95% by the Parent. Accordingly, the Parent will determine the composition of the Company's Board of Directors and thereby control the affairs of the Company. This fact may affect the Company's future growth and development, as well as the marketability and price of its stock.


LACK OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

Prior to the Distribution, there has been no public market for the Company's common stock. There can be no assurance that an active public market will develop or be sustained for the Common Stock. The Company believes that such factors as investor perceptions of the Company, quarterly variations in the Company's financial results, announcements regarding operations of the Company and developments affecting the Company, its market or products and services could cause significant fluctuations in the market price of the Common Stock. In addition, the stock market in general has recently experienced price and volume fluctuations which appear to be unrelated to the operating performance of individual companies. Broad market fluctuations may adversely affect the market price of the Common Stock.


FLUCTUATIONS IN PRICES OF RAW MATERIALS AND SUPPLIES

The Company is dependent upon Republic Builders Products Company ("Republic") for the majority of its products and, therefore, is subject to any fluctuations in the prices of its raw materials which Republic may cause. No assurances can be given that prices will not increase significantly in the future. If the economy improves, demand for raw materials may increase, which could further affect prices.


POTENTIAL ADVERSE TAX CONSEQUENCES

Holders of the Parent's common stock may incur tax liability upon the Distribution (receipt of shares of the Common Stock) with out any attendant cash payment with which to pay this possible tax liability. See "The Distribution-- Federal Income Tax Consequences of the Distribution."


                              PLAN OF DISTRIBUTION

Reasons for the Distribution

The Board of Directors of Millennia, Inc. has determined that it is in the best interest of that company and its shareholders to make the Distribution in the manner described herein. The Parent is a diversified management company engaged, through its subsidiaries, in various unrelated businesses. The Distribution will result in the Company being a separate publicly held company. The Parent's Board of Directors believes that the Distribution will allow investors to better evaluate the Company and its future prospects independently, enhancing the likelihood that it will achieve appropriate market recognition regarding its own performance and potential. The Parent's Board of Directors also believes that, by distributing the Common Stock of the Company to the Parent's shareholders, the potential for increasing the long-term value of each shareholder's investment in the Parent will be enhanced.

In addition, the Company may expand its business through acquisitions of existing businesses (although at the present time none are specifically contemplated) and the Boards of Directors of the Parent and the Company believe that having a public market for the Common Stock will allow the Company to more readily make such acquisitions in the future by structuring them as stock transactions.

Manner of  Effecting  the Distribution

The Parent will effect the Distribution on the Record Date by delivering shares of the Company's Common Stock to Securities Transfer Corporation as the distribution agent (the "Distribution Agent") for distribution to holders of record of the Parent's common stock on the Record Date. The distribution will be made on the basis of one share of the Common Stock for every four shares of the Parent's common stock issued and outstanding on the Record Date. Currently, there are 2,275,635 shares of the Parent's common stock issued and outstanding. All such shares of the Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Common Stock". Certificates representing shares of Common Stock will be mailed to the Parent's shareholders about ten days after the effective date of this Registration Statement.

No certificates or scrip representing fractional shares of Common Stock will be issued as part of the Distribution. All fractional shares willbe rounded up to the nearest whole share and the stockholder who would otherwise be entitled to a fraction of a share will be issued one full share in lieu thereof.

No  holder  of the  Parent's  common  stock  will  be  required  to  submit  any documentation to the Distribution Agent or to pay any cash or other consideration for the shares of Common Stock received in the Distribution or to surrender or exchange any shares of the Parent's common stock in order to receive shares of the Common Stock. The distribution will not affect the number of, or rights attaching to, outstanding shares of the Parent's common stock.


Listing and Trading of  the Common Stock

The Company expects that the Common Stock will initially be traded on the OTC Bulletin Board upon the effectiveness of the Registration Statement. Shares of Common Stock distributed to the Parent's shareholders will be freely transferable, except for shares received by persons who may be deemed to be "affiliates" of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution include individuals or entities that control, are controlled by or under common control with the
Company, and may include directors and principal executive officers of the Company, as well as any stockholder owning 5% or more of the total stock issued and outstanding. Persons who are affiliates of the Company will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act which is applicable to them. In addition to the four individuals listed as directors and executive management of the Company (See "Management"), Halter Capital Corporation is an affiliate of the Company. After the Distribution the Company is expected to have approximately 1500 shareholders.


Federal Income Tax Consequences of  the Distribution

Millennia , Inc. has received the opinion of Richard H. Braucher, Esq., counsel to the Company and the Parent, regarding the federal income tax consequences of the Distribution under the Internal Revenue Code, as amended (the "Code"). The opinion generally provides as follows:

(i) Each shareholder of the Parent will be considered to have received a taxable distribution in an amount equal to the fair market value on the Record Date of the Common Stock received. Such a taxable distribution would be taxed as a dividend received with respect to the shares of common stock of the Parent then owned by the shareholder.

(ii) A shareholder's basis in the Common Stock received in the Distribution will be equal to the fair market value of the Common Stock on the Record Date and the shareholder's holding period for the Common Stock will begin on the Record Date. The stockholder's basis in the common stock of the Parent will not be affected by the Distribution.

(iii) Millennia, Inc will recognize gain, but not loss, in an amount equal to the difference between the fair market value of the Common Stock distributed and its basis in that stock.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO STOCKHOLDERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES OF AMERICA OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAXES.




                           DESCRIPTION OF COMMON STOCK

The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of the Common Stock, with no par value. Holders of Common Stock are entitled to one vote for each share owned on each matter submitted to a vote of the shareholders. After the closing of this Offering, there will be issued and outstanding 11,400,000 shares of Common Stock. The Company's Board of Directors has the legal authority to issue the remaining unissued authorized shares, without shareholder approval, for any purpose deemed to be in the best interest of the Company. Shares could be issued to deter or delay a takeover or other change of control of the Company.

All outstanding shares of Common Stock of record are fully paid, validly issued and nonassessable and the holders of Common Stock have no preemptive rights to subscribe for or to purchase any additional securities issued by the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the distribution of assets after payment of debts and expenses. There are no conversion, sinking fund or redemption provisions, or any restrictions on alienability with respect to the Common Stock.

The holders of the Common Stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefor. See "Dividend Policy,"


Dividend Policy

The Company has never paid or declared any cash dividend on its Common Stock and does not intend to pay cash dividends on its Common Stock in the foreseeable future. The Company presently expects to retain its earnings, if any, to finance the development and expansion of its business. The payment by the Company of dividends, if any, on its Common Stock in the future is subject to the discretion of the Board of Directors and will depend on the Company's earnings, financial condition, capital requirements and other relevant factors.


Use of Proceeds

 The Company will not receive any proceeds from the issuance and distribution of the shares of Common Stock covered by this Prospectus.



MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with the Company's financial statements and the notes associated with them as contained elsewhere in this document. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company.


Caution Regarding Forward-Looking Information

This Registration Statement contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or its management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, the forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.


Results of Operations

Omni Doors, Inc. (the Company) was incorporated in July 1985 under the laws of the State of Florida. The Company is a distributor and assembler of industrial doors and frames in the South Florida region of the United States. Effective October 1, 1997, in anticipation of filing a Form SB-2 Registration Statement under the Securities Act of 1933, the Company effected a 114,000 for 1 forward stock split. This action increased the issued and outstanding shares of Common Stock from 100 to 11,400,000 as of the effective date.

Net sales approximated $536,000 for the year ended June 30,1997 as compared to approximately $468,000 for the year ended

June 30, 1996. In September of 1996, a Metropolitan Dade County Product Control Notice of Acceptance was received which permitted the Company to sell an approved exterior door in Dade County, Florida. Because of stringent new building codes enacted in Dade County, Florida after Hurricane Andrew, certain building materials are required to be approved by the county officials before being utillized. The acceptance of one of the Company's products allowed sales of this product within Dade County, Florida and, along with the overall strong commercial building climate in the South Florida area, led to the approximately 15% increase in sales.

This Company generated a net loss of approximately $760 for the year ended June 30, 1997. In 1997 the Company was able to pass more direct labor costs on to its customers than in prior years which led to a reduction in the cost of goods sold as a percentage of sales from 80.0% to 76.7% for the years ended June 30, 1996 and 1997, respectively. Selling and general and administrative expenses as a percentage of sales for the Company were relatively consistent with the prior year.

Capital Resources

The Company does not currently have any material commitments for capital expenditures and does not anticipate any in the foreseeable future.

Liquidity

The Company currently meets its operating requirements through daily operations; additionally, its parent company has affirmed its commitment to fund cash and/or working capital deficiencies, if any, should they occur. Management also is of the opinion that either future bank financing or equity placements may be available to provide liquidity in future periods. However, there is no assurance that such financing or equity placements will be available at amounts or rates favorable to the Company.

Other Comments

The Company's sales levels generally follow trends in the commercial construction market and the activity level for new construction in the South Florida region. Therefore, the Company's operations are subject to economic conditions and other influences affecting the southeastern part of the United States. Additionally, the Company's activities historically have not been , and in the near term are not expected to be, materially affected by inflation or changing prices in general.


                                    BUSINESS

The Company was incorporated in the State of Florida in 1985. It is still a small business which has not grown rapidly in volume and has not yet achieved a record of profitable operations. The Company's business is the distribution and assembly of industrial doors and frames in the South Florida region. It offers its products and services to building contractors who construct projects such as hotels and motels, self storage facilities and various other construction projects which require industrial doors. Once assembled, the doors are either delivered to the construction site or picked up by the contractor at the Company's warehouse.

Customers. No single customer accounts for over 10% of the Company's sales. However, two customers were responsible for approximately 39% of the Company's accounts receivable at June 30,1997. Since the Company's products are used in the construction of commercial buildings, it can file a materialman's lien against customers and their projects if they do not pay for the Company's materials and products which are installed in those building projects, thus lessening the risk of not being paid for its service and products. The Company anticipates that the market for its products and services is such that, in the future, it will not be dependent on a single customer for any significant part of its sales.

Raw Materials. The Company is an authorized distributor for Republic Builders Products Co. ("Republic"), and consequently purchases the majority of its unassembled doors from Republic. These unassembled doors, along with the other materials and supplies used by the Company, are readily available from its suppliers. While the Company has not experienced, and does not anticipate that it will experience, any disruption in its relationship with its primary vendor, any interruption might have a material effect on the financial stability of the Company. The Company's assembly operation does not require specialized equipment and the equipment used is readily available from multiple sources.

Employees. As of September 30, 1997, the Company had three full-time employees. None of the employees is represented by a labor union. The Company believes that its relations with its employees is satisfactory.

Competition. The Company's industry is highly competitive. There are other industrial door distributors which compete with the Company in its trade area which are larger, better capitalized and have greater sales volume and financial and human resources. The Company depends for success on its ability to provide quality service to its customers at competitive prices in order to remain competitive.

Properties. The Company assembles its doors, and distributes them from, its warehouse/office facility located in Pembroke Park, Florida. This facility, which contains approximately 4800 square feet, is leased under an operating lease agreement which expires in 1999. This lease contains an annual lease payment escalation clause whereby the monthly rent increases by the greater of six percent per year or the actual increase in the published consumer price index. Rent expense under this agreement for the years ended June 30, 1996 and 1997 was $31,632 and $33,530, respectively. For the year ending June 30, 1998 the rent expense should approximate $35,500.



                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS


The directors and executive officers of the Company are as follows:

         NAME                      AGE          POSITION

   Kevin B. Halter                  62      Chairman of the Board, President and
                                            Chief Executive Officer

   Kevin B, Halter, Jr.             36      Secretary and Director

   James Smith                      66      Director

   Quentin Gomez                    34      Manager of  Sales


Kevin B. Halter has served as Chairman of the Board, President and Chief Executive Officer of the Company since May 1994. Mr. Halter has also served as President, Chairman of the Board, Chief Executive Officer and a director of Millennia, Inc., the Company's parent, since June 1994. Mr. Halter has served as Chairman of the Board of Digital Communications Technology Corporation ("DCT") since June 1994. From January 1994 until June 1994, he served as Vice Chairman of the Board of DCT and the Parent. In addition, Mr. Halter has served as Chairman of the Board and Chief Executive Officer of Halter Capital Corporation, a privately-held investment and consulting company, since 1987. Kevin B. Halter is the father of Kevin B. Halter, Jr.

Kevin B. Halter, Jr. has served as Secretary and a director of the Company since February 1994. Mr. Halter has also served as Vice President, Secretary and a director of Millennia, Inc., the Company's parent, since January 1994. He has served as Vice President, Secretary and a director of DCT since January 1994. In addition, Mr. Halter also serves as Vice President and Secretary of Halter Capital Corporation. He is the President of Securities Transfer Corporation, a registered stock transfer company, a position which he has held since 1987. Kevin B. Halter, Jr. is the son of Kevin B. Halter.

James Smith has served as a director of the Company since September 1997. He has also served as a director of Millennia, Inc. and Digital Communications Technology Corporation since March 1995. Mr. Smith has served as President of Pension Analysis Bureau, Inc., a consulting firm specializing in the administration of company retirement and profit sharing plans, since 1993. Mr. Smith served as Vice President of Pension Analysis Bureau, Inc. from 1988 to 1992.

Quentin Gomez has served as Manager of Sales for the Company since February 1990. Previously he was Assistant Manager of Steel Doors and Frames for L.P. International Company.

     EXECUTIVE COMPENSATION

None of the officers and directors of the Company were compensated in any way for their service to the Company during the fiscal years ended June 30,1996 and 1997 (although the Company paid management fees totalling $4800 to Millennia, Inc. for each of the fiscal years ended June 30, 1996 and 1997), except Mr. Gomez who was paid a salary of $35,000 in each of those fiscal years. No individual has had or currently has an employment contract with the Company.


             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information as of September 30, 1997 with regard to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding shares; (ii) by the officers and directors of the Company individually and (iii) by the officers and directors as a group.

   Name and Address of Beneficial Owner             Amount Owned         Percent

       Millennia, Inc.                              11,400,000 (1)        100%
       16910 Dallas Parkway, Suite 100              10,831,900 (2)         95%
       Dallas, Texas 75248

       Kevin B. Halter                              none                   0

       Kevin B. Halter, Jr.                         none                   0

      James Smith                                   none                   0

      Quentin Gomez                                 none                   0

      All Officers and Directors as a Group         none                   0

(1) pre-distribution
(2) post-distribution

                              CERTAIN TRANSACTIONS


As in previous years, during fiscal year 1996 the Parent made advances to the Company for working capital and made various payments on behalf of the Company. These advances were unsecured, non-interest bearing and repayable upon demand. During fiscal year 1996, the Parent forgave $172,463 in advances and this balance was reclassified to contributed capital. The Company paid the Parent $4800 as management fees for each of the years ended June30, 1996 and 1997.

In April 1995, the Company purchased a truck and borrowed the price from the Parent, issuing its promissory note in the amount of $19,504 to represent this debt. This note bears interest at the rate of 9.5% and is payable in monthly installments of approximately $406 plus accrued interest, with the final payment being due in April 1999. This note is secured by a lien on the truck.


LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Richard Braucher, attorney at law.

EXPERTS

The financial statements of the Company for the fiscal year ended June 30, 1996 included herein have been audited by S.W. Hatfield + Associates, certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm in giving said report. The financial statements of the Company for the fiscal year ended June 30, 1997 included herein have been audited by Hein + Associates LLP, certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm in giving said report.

ADDITIONAL INFORMATION

Upon completion of this offering, the Company will be subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith will file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.C., Washington, D.C. 20549, and at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York, 10007, and Suite 1400, Northwestern Atrium Center, 500 West Madison St., Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.C., Washington, D.C., 20549.

The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the Common Stock covered by this Prospectus. For further information about the Company and the Common Stock, reference is made to the Registration Statement and to the financial statements and exhibits filed as a part thereof, copies of which can be inspected and made at the addresses referenced above. Statements contained in the Prospectus as to the contents of any contract or any other document are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING  AND FINANCIAL DISCLOSURE

The accounting firm of S.W. Hatfield + Associates, C.P.A., the independent auditors for the Company, was dismissed effective as of December 6, 1996. During the fiscal year which ended June 30, 1996 and the interim period subsequent thereto , there have been no disagreements with S.W. Hatfield + Associates, C.P.A., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. The report of S.W. Hatfield + Associates, C.P.A., on the financial statements for the fiscal year ended June 30, 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company engaged the accounting firm of Hein + Associates LLP as independent auditors for the Company, effective as of December 6, 1996. During the fiscal year ended June 30, 1997 , there have been no disagreements with Hein + Associates LLP on any matter of accounting principles or practices, financial statement disclosures, auditing scope or procedure or any reportable events. The report of Hein+Associates LLP on the financial statements for the fiscal year ended June 30, 1997 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.





Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
Liabilities

The Company's bylaws provide that the Company will indemnify its directors and officers to the full extent authorized or permitted under Texas law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO FINANCIAL STATEMENTS


Independent Auditor's Report dated August 8, 1997                          F-1
Hein + Associates LLP

Report of Independent Certified  Public Accountants                        F-2
dated August 6, 1996
S. W. Hatfield + Associates

Balance Sheet at June 30, 1997                                             F-3

Statement of Operations for                                                F-4
years ended June 30, 1997 and 1996

Statement of Changes in Stockholder's Equity                               F-5
for years ended June 30, 1997 and 1996

Statements of Cash Flows                                                   F-6
for years ended June 30, 1997 and 1996

Notes to Financial Statements                                              F-7

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors and Stockholder
Omni Doors, Inc.


We have audited the accompanying balance sheet of Omni Doors, Inc. ( a wholly-owned subsidiary of Millennia, Inc.) as of June 30, 1997, and the related statements of operations, changes in stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omni Doors, Inc. as of June 30, 1997, and the results of its operations, and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/ Hein + Associates LLP
-------------------------
    HEIN + ASSOCIATES LLP

Dallas, Texas
August 8, 1997, except as to Note 8,
       which is dated October 1, 1997

S. W. HATFIELD + ASSOCIATES
certified public accountants

Members:   American Institute of Certified Public Accountants
               SEC Practice Section
               Information Technology Section
           Texas Society of Certified Public Accountants



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholder
Omni Doors, Inc.

We have audited the accompanying statement of operations, consolidated statement of changes in stockholder's equity and statement of cash flows of Omni Doors, Inc. (a Florida corporation and a wholly-owned subsidiary of Millennia, Inc.) for the year ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Omni Doors, Inc. and its cash flows for the year ended June 30, 1996, in conformity with generally accepted accounting principles.




                                          /s/ S.W. Hatfield + Associates
                                              ---------------------------
                                              S. W. HATFIELD + ASSOCIATES
Dallas, Texas
August 6, 1996



                      Use our past to assist your future sm

           P. O. Box 820392 o Dallas, Texas 75382-0392 o 214-342-9635
        9236 Church Road, Suite 1040 o Dallas, Texas 75231 o 800-244-0639
                  214-342-9601 (fax) o SWHCPA@aol.com (e-mail)


                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                                  BALANCE SHEET
                                  JUNE 30, 1997

                                     ASSETS


CURRENT ASSETS:
   Cash in bank                                                                   $  40,367
   Trade accounts receivable, net of allowance for doubtful accounts of $25,000      69,483
   Inventory                                                                        106,440
   Prepaid expenses and other                                                           583
                                                                                  ---------
                 Total current assets                                               216,873

PROPERTY AND EQUIPMENT:
   Vehicle                                                                           19,635
   Machinery and equipment                                                           13,034
   Leasehold improvements                                                             4,193
                                                                                  ---------
                                                                                     36,862
   Accumulated depreciation                                                         (25,432)
                 Net property and equipment                                          11,430

OTHER ASSETS                                                                          6,107

TOTAL ASSETS                                                                      $ 234,410
                                                                                  =========

                                          LIABILITIES AND STOCKHOLDER'S EQUITY


CURRENT LIABILITIES:
   Accounts payable                                                               $  33,673
   Accrued liabilities                                                               10,558
   Current maturities of note payable to parent company                               4,876
                                                                                  ---------
                 Total current liabilities                                           49,107

LONG-TERM LIABILITIES -
   Note payable to parent company, net of current maturities                          4,063
                                                                                  ---------
                 Total liabilities                                                   53,170

COMMITMENTS (NOTE 3)

STOCKHOLDER'S EQUITY:
   Common stock - no par value, 25,000,000 shares authorized, 11,400,000 shares
      issued and outstanding                                                         55,767
   Contributed capital                                                              172,463
   Accumulated deficit                                                              (46,990)
                                                                                  ---------
                 Total stockholder's equity                                         181,240

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                        $ 234,410
                                                                                  =========



                                       F-3
              See accompanying notes to these financial statements.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                            STATEMENTS OF OPERATIONS


                                             YEARS ENDED JUNE 30,

                                             1997          1996
                                            ---------    ---------
NET SALES                                   $ 536,311    $ 467,649

COST OF SALES                                 411,486      374,740
                                            ---------    ---------

GROSS PROFIT                                  124,825       92,909

OPERATING EXPENSES:
   Selling                                     54,174       49,667
   General and administrative                  56,248       49,621
   Depreciation                                 4,526        4,851
                                            ---------    ---------

                 TOTAL OPERATING EXPENSES     114,948      104,139
                                            ---------    ---------

INCOME (LOSS) FROM OPERATIONS                   9,877      (11,230)

INTEREST EXPENSE                               (1,006)      (1,551)
                                            ---------    ---------

INCOME (LOSS) BEFORE INCOME TAXES               8,871      (12,781)

INCOME TAX BENEFIT (PROVISION)                 (9,630)       2,430
                                            ---------    ---------

NET LOSS                                    $    (759)   $ (10,351)
                                            =========    =========

NET LOSS PER SHARE                          $   (7.59)   $ (103.51)
                                            =========    =========




                                       F-4
              See accompanying notes to these financial statements.


                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                       YEARS ENDED JUNE 30, 1997 AND 1996



                                                     COMMON STOCK       CONTRIBUTED   ACCUMULATED
                                               SHARES          AMOUNT    CAPITAL         DEFICIT      TOTAL
                                              ----------   ----------   ----------   ----------    ----------
Balances at July 1, 1995                      11,400,000   $   55,767   $     --     $  (35,880)   $   19,887

Forgiveness of advances from parent company         --           --        172,463         --         172,463

Net loss for the year                               --           --           --        (10,351)      (10,351)
                                              ----------   ----------   ----------    ----------   ----------

Balances at June 30, 1996                     11,400,000       55,767      172,463      (46,231)      181,999

Net loss for the year                               --           --           --           (759)         (759)
                                                           ----------   ----------   ----------    ----------

Balances at June 30, 1997                     11,400,000   $   55,767   $  172,463   $  (46,990)   $  181,240
                                              ==========   ==========   ==========   ==========    ==========




              See accompanying notes to these financial statements.



                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                            STATEMENTS OF CASH FLOWS


                                                                             JUNE 30,

                                                                          1997        1996
                                                                         ------      -----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss for the year                                              $    (759)   $ (10,351)
   Adjustments to reconcile net loss to net cash provided (used) by operating activities:
        Depreciation expense                                              4,526        4,851
        Provision for losses on accounts receivable                       9,500        4,136
        (Increase) Decrease in:
           Accounts receivable                                           (7,116)     (27,864)
           Due from parent and other receivables                          2,999       (2,300)
           Inventory                                                       (680)      18,886
           Prepaid expenses and other                                       (18)         334
           Deferred tax asset                                             3,100         (900)
        Increase (Decrease) in:
           Accounts payable                                              (5,577)      12,773
           Accrued liabilities                                            6,203       (2,422)
           Deferred tax liability                                          (770)         770
                                                                      ---------    ---------

   Net cash provided (used) by operating activities                      11,408       (2,087)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from parent company advances and loans                         --         19,882
   Repayment of parent company advances and loans                        (4,877)     (31,275)
                                                                      ---------    ---------

   Net cash used by financing activities                                 (4,877)     (11,393)
                                                                      ---------    ---------

INCREASE (DECREASE) IN CASH                                               6,531      (13,480)

CASH AND EQUIVALENTS, beginning of year                                  33,836       47,316
                                                                      ---------    ---------

CASH AND EQUIVALENTS, end of year                                     $  40,367    $  33,836
                                                                      =========    =========

SUPPLEMENTAL INFORMATION:
   Interest paid for the period                                       $   1,006    $   1,590
                                                                      =========    =========
   Conversion of advances payable to parent company to
      contributed capital                                             $    --      $ 172,463
                                                                      =========    =========



              See accompanying notes to these financial statements.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

     Organization and Nature of Operations Omni Doors, Inc. (the Company) was incorporated on July 19, 1985 as a wholly-owned subsidiary of Millennia, Inc. (The Parent) under the laws of the State of Florida. The Company assembles and distributes industrial metal doors in the South Florida region of the United States. The Company is dependent upon its Parent company for all necessary working capital financing.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Cash Equivalents

     The Company considers cash in banks, and certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents.

     Revenue Recognition

     Revenue is recognized at the time doors are shipped to the Company's customers.

     Inventory

     Inventory consists of purchased doors, related door parts and other supplies and raw materials necessary to assemble commercial metal doors for resale. These items are carried at the lower of cost or market using the first-in, first-out method.

     Property and Equipment

     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives, generally five to seven years, of the individual assets using the straight-line method.

     Expenditures for repairs and maintenance are charged to expense as incurred. Renewals and betterments which extend the economic life of the respective asset are capitalized. Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

     Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. The amount of deferred tax assets and liabilities as of June 30, 1997 are immaterial.

     The Company's operating results are included in the consolidated income tax return of the Company's Parent. The Company calculates income tax expense or benefits based on the applicable Federal and state income tax rates in effect at the end of each operating year as a payable to or receivable from its Parent company.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

     Net Loss per Share

     Net loss per share is based on the weighted average number of common shares and equivalents outstanding during the period. For the years ended June 30, 1997 and 1996 the weighted average shares were 100 and there were no common share equivalents.

2.   INVENTORY

     Inventory consists of the following components as of June 30, 1997:


                                                                       1997
                                                                 ----------
          Finished goods and purchased product                   $   99,777
          Raw materials and supplies                                  6,663
                                                                 ----------
                                                                 $  106,440

3.   COMMITMENTS

     The Company leases office and warehouse facilities under an operating lease agreement. The lease expires in 1999 and contains an annual lease payment escalation clause whereby the base monthly rental increases by the greater of 6.0% per year or the actual increase in the published consumer price index. Rent expense under this lease agreement for the years ended June 30, 1997 and 1996 was $33,530 and $31,632, respectively.

     Aggregate future non-cancelable rental payments under this agreement are as follows:


                                   Year ending
                                    June 30,            Amount
                                   -----------         ---------
                                      1998             $  35,500
                                      1999                24,600
                                      Total            $  60,100
                                                       =========

4.   RELATED PARTY TRANSACTIONS

     The Company's Parent has made advances to the Company and has made various payments on the Company's behalf. These advances were unsecured, non-interest bearing and repayable upon demand. During fiscal year 1996, the Company's Parent forgave $172,463 in advances and this balance was reclassified to contributed capital.

     In April 1995, the Company executed a $19,504 note payable to its Parent for the purchase of a truck. The note bears interest at 9.5% and is payable in monthly installments of approximately $406 plus accrued interest. The final payment is due in April 1999 and is collateralized by the related truck.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

     Future maturities of the note payable are as follows:


                                                            Year ending
                                                             June 30,     Amount
                                                            -----------   ------
                                                               1998       $4,876
                                                               1999        4,063
                                                                          ------
                                                               Total      $8,939
                                                                          ======

     The Company paid its Parent $4,800 for management fees for each of the years ended June 30, 1997, and 1996.

5.   EMPLOYEE STOCK OWNERSHIP PLAN

     The Parent's Employee Stock Ownership Plan (ESOP) provided retirement benefits to substantially all the Company's employees. The ESOP, which was terminated effective July 1, 1996, was a qualified employee benefit plan exempt from taxation under the Internal Revenue Code of 1986, as amended. The Company's Parent established the Company's discretionary contribution to the plan on an annual basis. No contribution was made by the Company since 1994.

     The Parent notified all participants of the ESOP termination and began distribution of the shares during fiscal year 1997.

6. CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located principally in the South Florida region of the United States. As the Company's products are used principally in real property construction, the Company has the right to file materialman's liens against its customers and/or the respective project where the Company's materials are installed to collateralize its accounts receivable under the pertinent provisions of the Uniform
     Commercial Code and under the State of Florida laws. Two customers accounted for 39% of the Company's accounts receivable at June 30, 1997.

     Because of the credit risk involved, management has provided an allowance for doubtful accounts that reflects its opinion of amounts which will eventually become uncollectible.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

7. INCOME TAXES

     The components of income tax expense (benefit) for the years ended June 30, 1997 and 1996 are as follows:


                                                         1997       1996
                                                         ------    -------
Federal:
  Current                                               $ 6,205    $(1,880)
  Deferred                                                3,425        455
                                                        -------    -------
                                                          9,630     (1,425)
State:
  Current                                                  --         (420)
  Deferred                                                 --         (585)
                                                       -------     -------
                                                           --       (1,005)
                                                       -------     -------

Total                                                   $ 9,630    $(2,430)
                                                        =======    =======

     The Company's income tax expense (benefit) for the years ended June 30, 1997 and 1996 differed from the statutory federal rate of 34 percent as follows:


                                                          1997      1996
                                                         ------    ------
Statutory rate applied to (loss) income before income
   taxes                                                $ 3,016   $(3,838)
(Decrease) increase in income taxes resulting from:
  State income taxes                                       --        (420)
  Change in income taxes recoverable and estimate of
     valuation allowance                                  6,100      (130)
  Effect of incremental tax brackets and other              514     1,958
                                                        -------   -------

Income tax (benefit) expense                            $ 9,630   $(2,430)
                                                        =======   =======

8.   STOCKHOLDER'S EQUITY

     On October 1, 1997, the Company's articles of incorporation were amended to increase the authorized shares to 25,000,000. In addition, on that date, the Company increased the number of shares outstanding from 100 to 11,400,000 by means of a forward stock split. These actions have been reflected in the accompanying financial statements as if they had occurred as of the earliest period presented.



No dealer,  salesman or any other person has been authorized to give any information or to make any representation  other than those  contained in this  Prospectus in connection with the offering  herein  contained,  and if given or made, such information  or  representation  must not be relied  upon as having been authorized by the Company.  This Prospectus does not  constitute an offer to sell any security other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such
offer  or  solicitation  would  be  unlawful.   Neither  the           OMNI DOORS, INC.
delivery  of this  Prospectus  nor any sale  made  hereunder shall, under any  circumstances,  create an implication that there has been no change in the facts set forth herein since
the date hereof.                                                         PROSPECTUS


TABLE OF CONTENTS
                                                                        568,000 Shares of
Caution Regarding                             Page
Forward-Looking Information
Prospectus Summary
The Company                                                              Common Stock
Risk Factors
 Plan of Distribution
Dividend Policy
Use of Proceeds
Management's Discussion and
   Analysis of Financial Condition
      and Results of Operation
Business
Properties
Directors and Executive Officers
Security Ownership of Beneficial
     Owners and Management
Certain Transactions
Legal Matters
Experts
Additional Information
Changes in and Disagreements with
      Accountants on Accounting
      and Financial Disclosure
Disclosure of Commission
    Position on Indemnification
    for Securities Liabilities
Index to Financial Statements


                                     PART II


                      INFORMATION NOT REQUIRED IN PROSPECT

Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

             SEC Filing Fee                    $177.80
             Printing Expense                  $*
             Accounting Fees and Expenses      $*
             Legal Fees and Expenses           $*
             Blue Sky Fees and Expenses       -0-
             TOTAL                             $*
                                                * to be supplied by amendment.

Item 16. Exhibits.

     3.1 Articles of Incorporation of the Company

     3.2 Bylaws of the Company

     4.1 Specimen Certificate of Common Shares, no par value*

     5.1 Opinion of Richard Braucher, Esq.*

     8.1 Opinion of Richard Braucher, Esq., regarding tax matters*

     23.1 Consent of S.W. Hatfield + Associates, C.P.A.

     23.2 Consent of Hein + Associates LLP

     23.3 Consent of Richard Braucher, Esq
                                       * to be supplied by amendment

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (a) To include any prospectus required under Section 10(a)(3) of the Securities Act.

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or nay material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be anew registration statement relating tot he securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and had duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 4th day of November, 1997.




OMNI DOORS, INC.


 /s/ Kevin B. Halter                                            November 4. 1997
     ------------------------------------------------
     Kevin B. Halter, Chairman of the Board, President
     and Chief Executive Officer
     (Principal Executive Officer)



                                POWER OF ATTORNEY


The Company and each person whose signature appears below hereby designates and appoints Kevin B. Halter as its or his attorney-in-fact (the " Attorney-in-Fact") with full power to act alone, and to execute and in the name and on behalf of the Company and each person, individually and in the capacity stated below, any amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as the Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement together with all exhibits thereto and any and all documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



/s/  Kevin B. Halter                                            November 4, 1997
     -------------------------------------------------
     Kevin B. Halter, Chairman of the Board, President
     and Chief Executive Officer
     (Principal Executive, Financial and Accounting Officer)



/s/  Kevin B. Halter, Jr., Vice President,                      November 4, 1997
     ------------------------------------------------
     Kevin B. Halter, Jr., Vice President,
     Secretary and Director



/s/  James Smith                                                 November 4,1997
     ------------------------------------------------
     James Smith,  Director

  EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                                OMNI DOORS, INC.

                                   ARTICLE I.

             The name of this corporation shall be OMNI DOORS, INC.


                                   ARTICLE II.

The corporation is organized for the following purposes:

     (a) To purchase real estate, make and purchase materials for the construction of buildings; to erect buildings; to own, manage, operate, lease and sell buildings; to conduct and carry on the business of builders and contractors for the purpose of building, erecting, altering, repairing, or doing and other work in connection with any and all classes of buildings and improvements of any kind and nature whatsoever; to enter into contracts and arrangements of all kinds; to carry on and undertake any business undertaking, transaction or operation commonly carried on in connection with the above-described businesses, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights; to own, old, buy, control, work, develop, sell, convey, lease, pledge, maintain, mortgage, exchange, cultivate, subdivide, improve and otherwise deal in and dispose of real estate, goods, wares, merchandise and property of any and every class and description; to borrow and lend money, to own stock in any other corporation; to evidence and secure its indebtedness and to do any perform any and all other acts which may be desirable for carrying out the interests, intents and purposes of this Company.

     (b) To carry on business in the United States or elsewhere as factors, agents, commission merchants or merchants to buy, sell, manipulate and deal in, at wholesale or retail, merchandise, goods, wares, products and commodities of every sort, kind or description; to open stores, offices or agencies throughout the United States or elsewhere; to purchase or otherwise acquire and undertake all or any part of the business property and liabilities of any persons or companies; to enter into partnership or into any arrangements for sharing profits, union interests, reciprocal concessions, or cooperate with any persons or companies; to transact any and all business lawful under the laws of the state of Florida or of the United States of America.

                                  ARTICLE III.

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 25,000,000 shares of common stock with no par value, no pre-emptive rights, non-assessable. Such shares shall consist of one class only.

                                   ARTICLE IV.


     This corporation is to exist perpetually.

                                   ARTICLE V.

     The street address of the initial registered office of this corporation shall be 1541 N.W. 15 Street Road, Miami, FL 33125 and the name of the initial registered agent of this corporation at that address is BRIAN R. McCOMB. The corporation may have such other places of business, both within and without the State of Florida, and in foreign countries, as may be necessary and convenient.

                                   ARTICLE VI.

     The Board of Directors of this corporation shall consist of not less than 3 members, initially. The number may be increased or diminished from time to time, but shall never be less than 3.

                                  ARTICLE VII.

     The names and post office addresses of the members of the first Board of Directors who shall hold office for the first year of the corporation's existence, or until their successors are elected and qualified, are:



 Office                      Name                   Address

President                   JAMES R. CAVANAUGH     1700 N.W. 67 Ave., #110 Hialeah, FL 30315

Vice  President:            NONE

Secretary:                  Joseph A. Agosta       11286 N.W. 14 CT.,  Pembroke Pines, FL 33026

Treasurer:                  Joseph A. Agosta       11286 N.W. 14 CT., Pembroke Pines, FL.33026

Chairman of the Board:      Donald E. Courtney,    1051 E. 24th St., Hialeah, Fl. 33013


                                  ARTICLE VIII.


     The management and control of the business of the corporation shall be conducted under the direction of the Board of Directors by the following officers who shall be elected by the Board of Directors, to-wit: a president, one or more vice presidents, a treasurer and a secretary, and/or one or more assistant secretaries, provided that any one or more of said offices with the exception of the presidency may be held by the secretary or assistant secretary of the corporation.

EXHIBIT 3.2
                           BYLAWS OF OMNI DOORS, INC.
                             (a Florida corporation)

                                    ARTICLE I
                                     GENERAL


     1.1 GENERAL OFFICES Unless otherwise determined by resolution of the Board of Directors, the principal office of the Corporation shall be located in the City of Dallas, County of Dallas, State of Texas. The Corporation may have such other offices, either within or without the States of Florida and Texas, as the Board of Directors may determine or as the affairs of the Corporation may require from time to time.

     1.2 REGISTERED OFFICE The Corporation shall have and continuously maintain in the State of Florida a registered office which may be, but need not be, the same as the Corporation's principal office in the State of Florida. The address of the registered office may be changed from time to time by the Board of Directors.

     1.3 REGISTERED AGENT The Corporation shall have and continuously maintain in both of the states of Florida and Texas, a registered agent, which agent may be either an individual who resides in said state, or a domestic corporation, or a foreign corporation authorized to transact business in said state. A registered agent may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS


     2.1 ANNUAL SHAREHOLDERS' MEETINGS An annual meeting of the shareholders shall be held each year on a day to be selected by the Chairman of the Board of Directors or the President within six months after the end of the Corporation's fiscal year, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. The annual meeting shall not be held on a date declared as a legal holiday. If the election of the Directors shall not be held on the date selected for any annual meeting of Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

     2.2 SPECIAL MEETINGS Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or these Bylaws, may be called by the Chairman of the Board, President, the Board of Directors, or the holders of not less than 25% of all outstanding shares of the Corporation entitled to vote at the meeting. Business translated at a special meeting shall be limited to the purposes state in the notice of the meeting.

     2.3 PLACE OF MEETING The Chairman of the Board of Directors or the President may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting of shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Texas.

     2.4 NOTICE OF MEETING Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President, the Secretary, or the person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at this address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid.
     2.5 ACTION WITHOUT MEETING Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be give to those stockholders who have not consented in writing.

     2.6 FIXING THE RECORD DATE For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for such determination of shareholders, such date in any case to be not more than fifty (50) days and not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     2.7 VOTING LISTS

     A. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept at the registered office of the Corporation or the principal office of the Corporation, if it be other than the registered office, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     B. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

     C. An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten (10) days, or produce and keep it open for inspection at the meeting, as provided in this Section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonable to enable him or her to comply with the duties prescribed by this Section, the Corporation, but not such officer or agent, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

     2.8 QUORUM OF SHAREHOLDERS The holders of a majority of the shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote at any meeting of shareholders at which a quorum is present, shall be the act of that shareholders' meeting, unless the vote of a greater number is required by law.

     2.9 VOTING OF SHARES

     A. Each outstanding share, regardless of class, shall be entitled to one vote on any matter submitted to a vote of the shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series, and except as otherwise provided by the General Corporation Law.

     B. Treasury shares, shares of this Corporation's stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this Corporation, and shares of this Corporation's stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     C. A shareholder may vote either in person or by a proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise specifically provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

     D. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are Directors to be elected and for whose election the shareholder has a right to vote.

     2.10 METHOD OF VOTING Voting on any question or in any election shall be by written ballot.

     2.11 RULES OF PROCEDURE To the extent applicable, Robert's Rules of Order may govern the conduct and procedure at all shareholders' meetings.

     2.12 TELEPHONE MEETINGS Subject to the provisions required or permitted by the General Corporation Law of Texas for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, shareholders may participate in and hold a meeting of shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     2.13 CUMULATIVE VOTING   Cumulative  voting is expressly  prohibited by the
Corporation's Articles of Incorporation.

     2.14 PRE-EMPTIVE RIGHTS No holder of any stock of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the Corporation authorized by the Articles of Incorporation or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, warrants, options or other securities convertible into any class of stock of the Corporation, but any stock authorized by the Articles of Incorporation or any such additional authorized issue of any stock or securities convertible into any stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms or on any terms to the shareholders then of record or to any class of shareholders, provided only that such issuance may not be inconsistent with any provision of law or with any of the provisions of the Articles on Incorporation.

                                   ARTICLE III
                                    DIRECTORS


     3.1 MANAGEMENT The business and affairs of the Corporation shall be managed by its Board of Directors. Directors need not be residents of Florida or Texas or shareholders of the Corporation in order to qualify as a director.

     3.2 NUMBER The number of directors of the Corporation shall consist of three members as shall be elected by the shareholders from time to time. The number of directors may be increased or decreased from time to time by amendment to this Section of the Bylaws provided that the number shall never be less that three, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     3.3 ELECTION At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting.

     3.4 TERM OF OFFICE Unless removed in accordance with these Bylaws each director shall hold office for the term for which the director is elected and until the director's successor shall have been elected and qualified.

     3.5 REMOVAL The entire Board of Directors or any director may be removed from office, either with or without cause, at any special meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director or directors if notice of intention to act upon the question of removing such director shall have been stated as one of the purposes for the calling of such meeting and such meeting shall have been called in accordance with these Bylaws.

     3.6 VACANCY

     A. Any vacancy occurring in the Board of Directors may be filled in accordance with paragraph C of this Section or may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     B. A directorship to be filled by reason of an increase in the number of directors may be filled in accordance with paragraph C of this Section or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     C. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

     3.7 QUORUM A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law or these Bylaws. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or these Bylaws.

     3.8 ANNUAL DIRECTORS' MEETINGS Immediately after the annual meeting of the shareholders and at the place such meeting of the shareholders has been held, the Board of Directors shall meet each year for the purpose of electing the officers of the Corporation and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

     3.9 REGULAR MEETINGS The Board of Directors may provide by resolution the time and place, either within or without the State of Texas, for the holding of regular meetings without other notice that such resolution.

     3.10 SPECIAL MEETINGS Special meetings of the Board of Directors may be called by the Chairman of the Board , the President or shall be called at the request of any two members of the Board of Directors and shall be held upon notice by letter, telegram, or fax, delivered for transmission not later than during the third business day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second business day immediately preceding the day for the meeting. Notice of any special meeting of the Board of Directors may be waived before or after the time of the meeting. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

     3.11 NO STATEMENT OF PURPOSE OF MEETING REQUIRED Neither the business proposed to be transacted, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.12 COMPENSATION By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporationin any other capacity and receiving compensation therefore.

     3.13 ATTENDANCE AND PRESUMPTION OF ASSENT Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless that director's dissent shall be entered in the minutes of the meeting or unless that director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.14 EXECUTIVE AND OTHER COMMITTEES The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution or in these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation of the Corporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of the Corporation's business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering, or repealing these Bylaws or adopting new Bylaws, filling vacancies in the Board of Directors or any committee, filling any directorship to be filled by reason of an increase in the number of directors, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee. No committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     3.15 REMOVAL OF COMMITTEE MEMBERS Any member of a committee elected by the Board of Directors may be removed from said committee, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not itself create any contract right.

     3.16 WAIVER BY UNANIMOUS CONSENT IN WRITING Any action required or permitted to be taken at a meeting of the Board of Directors, any Executive Committee or any other committee of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all of the members of the Board of Directors, the Executive Committee or any other committee of the Board of Directors, as the case may be, and then delivered to the Secretary of the Corporation of inclusion in the Minute Book of the Corporation. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with Secretary of State.

     3.17 TELEPHONE MEETING Subject to the provisions required or permitted by the General Corporation Law for notice of meetings, unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or that committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE IV
                                    OFFICERS


     4.1 NUMBER The principal officers of the corporation shall consist of a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person. No officer need be a shareholder, a director, or a resident of Florida or Texas.

     4.2 ELECTION AND TERM OF OFFICE The officers of the Corporation shall be elected by the Board of Directors at its annual meeting or as soon thereafter as conveniently possible. New or vacated offices may be filled at any meeting of the Board of Directors. The subordinate officers and agents not elected or appointed by the Board of Directors shall be appointed by the President or any other principal officer to whom the President shall delegate that authority. Each officer shall hold office until that officer's successor shall have been fully elected and shall have qualified or until that officer's death or until that officer shall resign or shall have been removed in the manner hereafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

     4.3 REMOVAL Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     4.4 VACANCIES A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term as herein provided.

     4.5 AUTHORITY Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     4.6 PRESIDENT Unless the Board of Directors elects a Chairman of the Board and designates him as the principal executive officer of the Corporation, the President shall be the principal executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation. Unless a Chairman of the Board has been elected, the President shall preside at all meetings of the Shareholders and of the Board of Directors. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The President shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     4.7 VICE PRESIDENT In the absence of the President or in the event of the President's death, inability or refusal to act the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or in the absence of any designation then in the order of their election, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned by the Chairman of the Board, President or by the Board of Directors.

     4.8 SECRETARY The Secretary shall keep the minutes of the Shareholders' and Board of Directors' meetings in appropriate minute books; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents and instruments which have been duly executed by this Corporation in accordance the provision s of these Bylaws or the Articles of Incorporation for this Corporation or as required or permitted by law; keep a register of the mailing address for each shareholder as it has been furnished to the Secretary by such shareholder; sign with the President stock certificates representing shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board, President or by the Board of Directors.

     4.9 TREASURER The Treasurer shall be the principal financial officer of the Corporation and shall have charge and custody and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; render to the Chairman of the

Board, the President and the Board of Directors, whenever the same shall be required, an account of all transactions as Treasurer and of the financial condition of the Corporation; if required by the Board of Directors give bond for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under his control belonging to the Corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board, President or by the Board of Directors.

     4.10 ASSISTANT TREASURER AND ASSISTANT SECRETARY The Assistant Treasurer shall, if required by the Board of Directors, give bond for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretary as authorized by the Board of Directors may sign with the President stock certificates representing shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurer and Assistant Secretary, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Board of Directors.

     4.11 SALARIES The salaries of the principal officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.


                                    ARTICLE V
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS


     5.1 CONTRACTS, DEEDS, MORTGAGES AND OTHER DOCUMENTS Subject always to the specific direction of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President or Vice President (or one of the Vice Presidents if there are more than one), and when requested, the Secretary shall attest to such signatures and affix the corporate seal to the instruments.

     5.2 LOANS No indebtedness shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     5.3 CHECKS, DRAFTS, ETC. All checks, drafts, notes, bonds, other orders for the payment of money, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     5.4 DEPOSITS All funds of the Corporation not otherwise employed, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER


     6.1 CERTIFICATES FOR SHARES. The Corporation shall deliver stock certificates representing all shares to which shareholders are entitled in such form as may be determined by the Board of Directors. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Texas; the name of the person to whom it is issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, and any restrictions or statements required by law. Such certificates shall be signed by the President or Vice President and either by the Secretary or Assistant Secretary or such officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof.

     6.2 FACSIMILE SIGNATURES The signatures of the President or Vice President, Secretary or Assistant Secretary or such officer or officers as these Bylaws or the Board of Directors of the Corporation shall prescribe upon a certificate may be facsimiles , if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance.

     6.3 ISSUANCE Shares (both treasury and authorized but unissued) may be issued for such consideration, not less than the par value, f any of such shares and to such persons as the Board of Directors may determine from time to time.

     6.4 SUBSCRIPTIONS Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. Incase of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any other debt due to the Corporation.

     6.5 PAYMENT The consideration paid for the issuance of shares of the Corporation shall consist of money actually paid, labor or services actually performed, or property, both tangible and intangible, actually received.
Certificates for shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. When such consideration shall have been paid to the Corporation or to a corporation of which all of the outstanding shares of each class are owned by the Corporation, the shares shall be deemed to have been issued and the subscriber or Shareholder entitled to receive such issue shall be a Shareholder with respect to such shares, and the shares shall be considered fully paid and non-assessable. Neither promissory notes nor the promise of future services shall constitute payment or partial payment for shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors or the shareholders as the case may be, as to the value of the consideration received for shares shall be conclusive.

     6.6 LIEN The Corporation shall have a first and prior lien on all shares of its stock and upon all dividends being declared upon the same for any indebtedness of the respective holders thereof to the Corporation.

     6.7 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of fact by the person claiming that the certificate or certificates representing shares has been lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to give the Corporation a bond with a surety or sureties satisfactory to the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     6.8 TRANSFER OF SHARES Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by the holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     6.9 REGISTERED SHAREHOLDERS The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII
                             DIVIDENDS AND RESERVES

     7.1 DECLARATION AND PAYMENT Subject to provisions contained in the statutes or the Articles of Incorporation (if any), dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, property, or in shares of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

     7.2 RECORD DATE The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days and not less than ten (10) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopted the resolution declaring such dividend shall be the record date.

     7.3 RESERVES There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, to pay dividends, or to repair or maintain any property of the Corporation, or for such other purposes as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in that it was created.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1 DEFINITIONS In this Article:

     A. "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article VIII.

     B. "Director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary or another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

     C. "Expenses" include court costs and attorneys' fees.

     D. "Official capacity" means:

          (1). When used with respect to a director, the office of director in the Corporation, and

          (2). When used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but

          (3). In both Paragraphs (1) and (2), it does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

     E. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     8.2 POWER TO INDEMNIFY The Corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section 8.6 of this Article that the person:

      A. Conducted himself in good faith;

      B. Reasonably believed:

     (1) In the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interests; and

     (2) In all other cases, that his conduct was at least not opposed to the Corporation's best interests; and

     C. In the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     8.3 LIMITATIONS A director may not be indemnified under Section 8.2 of this Article for obligations resulting from a proceeding:

     A. In which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

     B. In which the person is found liable to the Corporation.

     8.4 TERMINATION OF A PROCEEDING The termination of a proceeding by a judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 8.2 of this Article.

     8.5 PROCEEDING BROUGHT BY THE CORPORATION A person may be indemnified under
Section 8.2 of this Article against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but if the proceeding was brought by or in behalf of the Corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding.

     8.6 DETERMINATION OF INDEMNIFICATION A determination of indemnification under Section 8.2 of this Article must be made:

          A. By a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding,

          B. If such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all Directors, consisting exclusively of directors who at the time of the vote are not named defendants or respondents in the proceeding,

          C. By special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in Subsection A or B of this
     Section 8.6, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors; or

          D. By the shareholders in a vote that excludes the shares held by the directors who are named defendants correspondents in the proceeding.

     8.7 AUTHORIZATION OF INDEMNIFICATION Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection C of Section 8.6 of this Article, for the selection of special legal counsel. A provision contained in the Articles of Incorporation, these Bylaws, a resolution of Shareholders or Directors, or an agreement that makes mandatory the indemnification permitted under Section 8.2 of this Article shall be deemed to constitute authorization of indemnification in the manner required by this
Section 8.7 even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

     8.8 INDEMNIFICATION OF A DIRECTOR

A. The Corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is named a defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

B. If, in a suit for the indemnification required by Section 8.8 of this Article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

C. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonable entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in
Section 8.2 of this Article or has been adjudged liable in the circumstances described in Section 8.3 of this Article, the court may order the indemnification that the court determines is proper and equitable. The court shall limit indemnification to reasonable expenses if the proceeding is brought by or in behalf of the Corporation or if the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

D. Reasonable expenses incurred by a director who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding after:

     1. The Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements; and

     2. A determination that the facts then known to those making the determination would not preclude indemnification under this Article.

E. The written undertaking required by Subsection D of this Section 8.8 must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payment under Subsection D of this Section
8.8 must be made in the manner specified by Section 8.6 of this Article for determining that indemnification is permissible.

F. Notwithstanding any other provision of this Article, a Corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he or is not a named defendant or respondent in the proceeding.



     8.9 INDEMNIFICATION OF OTHERS

A. An officer of the Corporation shall be indemnified as, and to the same extent, provided by Subsections A, B and C of this Section 8.9 for a director and is entitled to seek indemnification under those Subsections to the same extent as a director. The Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent that it may indemnify and advance expenses to directors under this Article.

B. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this Article.

C. The Corporation may indemnify and advance expenses to an officer, employee, agent, or person identified in Subsection B of this Section 8.9 and who is not a director to such further extent, consistent with law, as may be provided by the Corporation's Articles of Incorporation, Bylaws, general or specific action of its Board of Directors, or contract or as permitted or required by common law.

     8.10 INDEMNITY INSURANCE The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under this Article.

     8.11 REPORTS TO SHAREHOLDER Any indemnification of or advance of expenses to a director in accordance with this Article shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to the General Corporation Law of Texas and, in any case, within the 12 month period immediately following the date of the indemnification or advance.

     8.12 EMPLOYEE BENEFIT PLANS For the purposes of this Article, the Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan pursuant to applicable law. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonable believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.


                            ARTICLE IX. MISCELLANEOUS

     9.1 LIMITATION OF LIABILITY No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by that person as a director, officer or employee of the Corporation in good faith, if, in the exercise of ordinary care, this person:

     A. Relied upon financial statements of the Corporation represented to this person to be correct by the President or the officer of the Corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants, fairly to reflect the financial condition of the Corporation, or considered the Corporation's assets to be of their book value; or

     B. Relied upon the written opinion of an attorney for the Corporation.

     9.2 FISCAL YEAR The fiscal year of the Corporation shall be fixed by a resolution of the Board of Directors.


     9.3 SEAL The corporate seal shall be in such form as may be determined by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     9.4 BOOKS AND RECORDS The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and the Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addressees of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. Any person who shall have been a holder of record of shares for at least six (6) months immediately preceding demand, or shall be the holder of record of at least five percent (5%) of all the outstanding shares of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and records of shareholders, and to make copies thereof, all at such persons expense..

     9.5 ANNUAL STATEMENT The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet and income statement.

     9.6 RESIGNATION Any director, officer or agent may resign by giving written notice to the Chairman of the Board, President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     9.7 AMENDMENT OF BYLAWS These Bylaws may be altered, amended, or repealed either by unanimous written consent of the Board of Directors, in the manner stated in Article 3.16 herein, or at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting

     9.8 INVALID PROVISIONS If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

     9.9 HEADINGS The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in their interpretation.

     9.10 WAIVER OF NOTICE Whenever any notice is required to be given to any shareholder or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     9.11 GENDER. Words which import one gender shall be applied to any gender wherever appropriate and words which import the singular or pluralshal1 be applied to either the plural or singular wherever appropriate.

EXHIBIT 23.1
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in Form SB-2 Registration Statement under The Securities Act of 1933 of Omni Doors, Inc. (a Florida corporation) of our report dated August 6, 1996 on the statement of operations, changes in stockholders' equity and cash flows of Omni Doors, Inc. for the year ended June 30, 1996, accompanying the financial statements contained in such Form SB-2 Registration Statement Under The Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".



                                                /S/ S.W. Hatfield + Associates
                                                    ---------------------------
                                                    S. W. HATFIELD + ASSOCIATES
Dallas, Texas
November 3, 1997

EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------

We consent to the use in the Form SB-2 Registration Statement of Omni Doors, Inc. of our report dated August 8, 1997 accompanying the financial statements of Omni Doors, Inc. contaied in such Registration Statement and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



/s/  Hein + Associates LLP
     ----------------------
     HEIN + ASSOCIATES LLP
     Certified Public Accountatnt

     November 3, 1997
     Dallas, Texas

EXHIBIT 23.3

                       CONSENT OF ATTORNEY FOR REGISTRANT



The undersigned, as attorney for the registrant, Omni Doors, Inc., hereby consents to the use in Form SB-2 Registration Statement under The Securities Act of 1933, as amended, by Omni Doors, Inc. of the legal opinion and tax opinion rendered by the undersigned and referenced therein and filed as exhibits thereto and the use of his name in said registration statement.



                                                /S/ Richard Braucher
Dallas, Texas                                       ------------------------
 November 4, 1997                                   Richard Braucher, Esq.